Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES NET INCOME

OF $3.5 MILLION FOR THE THIRD QUARTER OF 2018

Highlights

•	Net income of $3.5 million for the third quarter of 2018
•	Diluted earnings per share of $0.50 for the third quarter of 2018
•	Loan growth of $21.4 million during the third quarter of 2018, an increase of 1.8%
•	Gross loans serviced increased $37.9 million during the third quarter of 2018, an increase of 2.1%

Manitowoc, Wisconsin, October 22, 2018 – County Bancorp, Inc. (Nasdaq: ICBK), the holding company of Investors Community Bank, an agricultural and commercial bank headquartered in Manitowoc, Wisconsin, reported net income of $3.5 million, or $0.50 diluted earnings per share, for the third quarter of 2018, compared to net income of $3.9 million, or $0.55 diluted earnings per share, for the second quarter of 2018 and $3.6 million, or $0.52 diluted earnings per share, for the third quarter of 2017.  This represents a return on average assets of 0.94% for the quarter ended September 30, 2018, compared to 1.04% for the quarter ended June 30, 2018 and 1.11% for the quarter ended September 30, 2017.

“Our financial performance this quarter was solid,” said Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “We are starting to see some positive traction on asset repricing as reflected in the 0.21% asset yield improvement from the quarter ended June 30, 2018.  The deposit market remains competitive, with interest-bearing liability yields increasing 0.19% compared to the quarter ended June 30, 2018.  During the third quarter of 2018, we had solid loan growth of $21.4 million in on-balance sheet and $16.5 million in sold and serviced loans.”

“We expect loan growth to be balanced with our ability to grow core deposits which grew by $15.1 million during the third quarter of 2018,” stated Schneider.  “Brokered deposits, national deposits, and FHLB advances decreased by $22.6 million in that same timeframe. Our provisions for loan losses increased in the third quarter compared to the second quarter due to specific reserves on a newly added impaired agricultural loan, in addition to an increase in substandard rated credits that are not considered impaired.  This was partially offset by continued principal pay downs on impaired loans.”

Schneider added, “We believe we are managing this challenging agriculture economy well, and we are encouraged by the announcement of a pending revision to the North American Free Trade Agreement among the U.S., Canada and Mexico, which included a pledge to curb protection for Canada’s dairy industry.  Long term, we feel this revised agreement, called the United States Mexico Canada Agreement, will have a positive impact on overall dairy prices. We continue to be diligent in monitoring our classified agricultural credits and remain committed to working through this cycle in agriculture.”

Loans and Total Assets

Total assets at September 30, 2018 were $1.5 billion, an increase of $117.9 million, or 8.4%, and $155.6 million, or 11.5%, over total assets as of December 31, 2017 and September 30, 2017, respectively.  Total loans were $1.2 billion at September 30, 2018, which represents a $54.0 million, or 4.6%, and $76.3 million, or 6.8%, increase over total loans at December 31, 2017 and September 30, 2017, respectively.  Loan growth in the third quarter of 2018 was $21.4 million, an increase of 1.8%, from June 30, 2018.

In addition to on-balance sheet loan growth, participated loans that we continue to service totaled $644.0 million at September 30, 2018, which is an increase of $43.4 million, or 7.2%, and $50.7 million, or 8.5%, over participated loans that we continue to service at December 31, 2017 and September 30, 2017, respectively.  During the third quarter, participated loans that we continue to service increased $16.5 million, or 2.6%, over loans sold and serviced as of June 30, 2018.

Deposits

Total deposits at September 30, 2018 were $1.2 billion, an increase of $98.7 million, or 8.9%, and $142.7 million, or 13.4%, over total deposits as of December 31, 2017 and September 30, 2017, respectively.  Core deposit (demand deposits, money market accounts, and certificates of deposit) increased $15.1 million during the third quarter and $33.2 million during the first nine months of 2018. We continue to supplement our deposit needs with wholesale deposits, which include brokered deposits and national certificates of deposit.  Brokered deposits and national certificates of deposit at September 30, 2018 were $490.7 million, which was a decrease of $16.8 million, or 3.3%, from June 30, 2018, but was an increase of $65.7 million, or 15.5%, from December 31, 2017, and an increase of $63.3 million, or 14.8%, from September 30, 2017.

Due to our deposit growth in 2018, we have been able to decrease our FHLB borrowings by $19.1 million, or 15.7%, since December 31, 2017, and by $25.9 million, or 20.2%, since September 30, 2017.

Net Interest Income and Margin

Net interest income improved to $10.6 million for the three months ended September 30, 2018, which is a $0.3 million and $0.6 million increase from the three months ended June 30, 2018 and the three months ended September 30, 2017, respectively, primarily due to growth in loans and securities available for sale.

For the nine months ended September 30, 2018, net interest income improved 8.7% to $31.2 million from $28.7 million for the nine months ended September 30, 2017.

Net interest margin was to 2.89% for the three months ended September 30, 2018, which is an increase from 2.87% for the three months ended June 30, 2018, and a decrease from 3.17% for the three months ended September 30, 2017.  Despite asset yields improving over the linked quarter, only a slight improvement was realized in net interest margin due to continued increased deposits costs and the addition of $30 million of junior subordinated debentures during the second quarter of 2018. Year-over-year net interest margin decreased by twenty basis points primarily due to interest expense related to the $30.0 million of junior subordinated debentures that were issued during the second quarter of 2018, which was partially offset by a twenty-nine basis point improvement in loan yields.

Yields on interest bearing assets increased by 0.21% between the third quarter of 2018 and the second quarter of 2018 while the cost of interest bearing liabilities increased by 0.19% between the same periods.  For the nine months ended September 30, 2018, yields on interest bearing assets increased by 0.18%, and the cost of interest bearing liabilities increased by 0.44% compared to the nine months ended September 30, 2017.

Non-Interest Income and Expense

Non-interest income for the three months ended September 30, 2018 decreased by $0.1 million, or 6.9%, to $2.2 million compared to the three months ended June 30, 2018, primarily the result of decreased loan servicing rights related to the pay-downs of loans being serviced.

Non-interest income for the three months ended September 30, 2018 increased $0.1 million, or 3.4%, to $2.2 million compared to $2.1 million for the three months ended September 30, 2017.  For the nine months ended September 30, 2018, non-interest income increased $0.9 million, or 15.1%, to $6.5 million from the nine months ended September 30, 2017.  Both the quarterly and year-to-date increases are directly related to increases in loan servicing fees which was the result of higher volumes of loans being serviced.

Non-interest expense for the three months ended September 30, 2018 increased by $0.1 million, or 1.2%, to $7.0 million compared to the three months ended June 30, 2018, primarily due to a one time employment contract payment of $0.2 million which was partially offset by fewer OREO writedowns and expenses.

Non-interest expense for the quarter ended September 30, 2018 increased $0.7 million, or 11.6%, to $7.0 million from $6.3 million for the quarter ended September 30, 2017.  For the nine months ended September 30, 2018, non-interest expense increased $1.9 million, or 10.2%, to $20.7 million compared to the nine months ended September 30, 2017.  These increases were primarily related to increases in employee compensation and benefits in connection with six new positions, which was partially offset by decreases in professional fees.  In addition, increased occupancy and information processing expenses are directly related to the purchase of our new corporate headquarters in 2018.

Asset Quality

Non-performing assets as a percent of total assets increased to 2.36% at September 30, 2018, from 2.30% at June 30, 2018 and 1.43% at September 30, 2017.  At September 30, 2018, non-performing assets were $35.7 million, up from $34.9 million at June 30, 2018 and $19.4 million at September 30, 2017. During the third quarter of 2018, non-performing loans increased $1.6 million due to two agricultural relationships and two commercial relationships being put on non-accrual status.  Total impairment on these non-performing loans totaled $99,000 and was included in the allowance for loan losses.  One property was sold out of OREO and one Farm Service Agency guarantee was received resulting in a decrease of $0.8 million in OREO during the quarter ended September 30, 2018.

A provision for loan losses of $1.0 million was recorded for the three months ended September 30, 2018 compared to a provision of $0.5 million and $33 thousand for the three months ended June 30, 2018 and September 30, 2017, respectively.  The increased provision is directly related to the $24.5 million and $48.2 million increase in substandard performing and substandard impaired loans from June 30, 2018 and September 30, 2017, respectively.

For the nine months ended September 30, 2018, the provision for loan losses was $1.6 million compared to $2.3 million for the nine months ended September 30, 2017.  The decrease in provision expense year-over-year is primarily the result of a $1.2 million recovery that took place during the first quarter of 2018.

Conference Call

County Bancorp, Inc. will host an earnings call today at 3:00 p.m., CDT; conducted by Mr. Schneider and Glen L. Stiteley, CFO.  Shareholders, analysts, and other interested parties are invited to join the call via telephone by dialing (888) 317-6016 or visiting County’s website at http://www.investorscommunitybank.com and then clicking on the link “Investor Relations.”  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until October 22, 2019, by visiting the Company’s website at http://www.investorscommunitybank.com and clicking on the link “Investor Relations.”

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc,

Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$49,996	$81,044	$90,676	$66,771	$71,795
Securities available for sale, at fair value	190,185	187,505	141,360	126,030	107,242
Loans held for sale	13,770	11,468	6,407	6,575	2,054
Agricultural loans	714,310	702,426	698,106	686,430	675,856
Commercial loans	417,146	407,609	406,096	407,036	397,989
Multi-family real estate loans	66,403	65,713	54,514	49,133	45,943
Residential real estate loans	4,965	5,437	5,512	6,005	6,584
Installment and consumer other	113	339	297	347	229
Total loans	1,202,937	1,181,524	1,164,525	1,148,951	1,126,601
Allowance for loan losses	(16,143)	(15,129)	(14,612)	(13,247)	(13,625)
Net loans	1,186,794	1,166,395	1,149,913	1,135,704	1,112,976
Other assets	74,223	72,465	71,901	61,965	65,258
Total Assets	$1,514,968	$1,518,877	$1,460,257	$1,397,045	$1,359,325

Liabilities and Shareholders' Equity
Demand deposits	$103,862	$95,459	$101,167	$125,584	$118,815
NOW accounts and interest checking	46,811	51,674	48,212	51,613	46,178
Savings	6,616	6,833	6,189	6,751	6,402
Money market accounts	208,233	204,332	199,834	199,118	169,612
Time deposits	352,531	344,619	314,766	301,760	297,617
Brokered deposits	317,291	323,561	319,692	282,616	281,205
National time deposits	173,440	183,953	182,530	142,635	146,265
Total deposits	1,208,784	1,210,431	1,172,390	1,110,077	1,066,094
FHLB advances	102,400	108,200	120,500	121,500	128,300
Subordinated debentures	44,663	44,725	15,540	15,523	15,506
Other liabilities	11,134	9,439	9,013	8,959	9,696
Total Liabilities	1,366,981	1,372,795	1,317,443	1,256,059	1,219,596

Shareholders' equity	147,987	146,082	142,814	140,986	139,729
Total Liabilities and Shareholders' Equity	$1,514,968	$1,518,877	$1,460,257	$1,397,045	$1,359,325

Stock Price Information:
High - Year-to-date	$33.76	$33.76	$33.76	$35.89	$35.89
Low - Year-to-date	$24.29	$25.72	$26.61	$22.73	$22.73
Market price - Quarter-end	$25.10	$27.50	$29.21	$29.76	$30.05
Book value per share	$20.91	$20.63	$20.17	$19.93	$19.79
Tangible book value per share (1)	$20.07	$19.77	$19.29	$19.04	$18.87
Average diluted shares of common stock quarter-to-date	6,757,945	6,769,936	6,768,965	6,768,939	6,757,648
Common shares outstanding	6,694,230	6,693,447	6,684,923	6,673,381	6,657,601
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$901,643	$896,509	$891,062	$873,801	$871,513
Watch	171,890	186,399	185,179	183,022	161,425
Special Mention	11,036	4,783	5,636	8,902	23,456
Substandard Performing	61,851	46,751	45,261	50,224	56,247
Substandard Impaired	56,517	47,082	37,387	33,002	13,960
Total loans	$1,202,937	$1,181,524	$1,164,525	$1,148,951	$1,126,601

Non-Performing Assets:
Nonaccrual loans	$27,881	$26,305	$17,746	$11,559	$12,862
Other real estate owned (2)	7,851	8,607	8,982	4,565	6,576
Total non-performing assets	$35,732	$34,912	$26,728	$16,124	$19,438

Restructured loans not on nonaccrual	$11,863	$11,173	$10,488	$9,019	$8,087

Non-performing assets as a % of total assets	2.36%	2.30%	1.83%	1.15%	1.43%
Allowance for loan losses as a % of nonaccrual loans	57.90%	57.51%	82.34%	114.60%	105.93%
Allowance for loan losses as a % of total loans	1.34%	1.28%	1.25%	1.15%	1.21%
Net charge-offs (recoveries) quarter-to-date	$(21)	$16	$(1,268)	$390	$(89)
Provision for loan loss quarter-to-date	$993	$533	$97	$12	$33

(2)	Does not include $0.4 million of bank property transferred from premises and equipment which is not considered a non-performing asset.

	For the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$15,113	$14,366	$13,691	$13,443	$13,070
Taxable securities	945	982	632	462	461
Tax-exempt securities	344	14	157	88	82
Federal funds sold and other	249	401	213	256	102
Total interest and dividend income	16,651	15,763	14,693	14,249	13,715

Interest Expense
Deposits	4,980	4,600	3,796	3,464	3,108
FHLB advances and other borrowed funds	411	487	484	481	511
Subordinated debentures	656	338	143	135	135
Total interest expense	6,047	5,425	4,423	4,080	3,754
Net interest income	10,604	10,338	10,270	10,169	9,961
Provision for loan losses	993	533	97	12	33
Net interest income after provision for loan losses	9,611	9,805	10,173	10,157	9,928

Non-Interest Income
Services charges	394	445	365	332	350
Gain on sale of loans, net	41	45	32	22	47
Loan servicing fees	1,521	1,486	1,452	1,483	1,469
Loan servicing rights	(46)	127	10	(37)	94
Income on OREO	96	45	32	16	20
Other	151	168	149	178	107
Total non-interest income	2,157	2,316	2,040	1,994	2,087

Non-Interest Expense
Employee compensation and benefits	4,394	4,114	4,218	3,702	3,845
Occupancy	332	278	204	135	162
Information processing	529	529	465	423	450
Professional fees	351	359	315	406	414
Business development	258	260	299	210	275
OREO expenses	46	152	140	17	50
Writedown of OREO	81	104	-	820	8
Net loss (gain) on OREO	(28)	(149)	-	10	39
Depreciation and amortization	302	324	314	319	323
Other	758	966	830	1,123	725
Total non-interest expense	7,023	6,937	6,785	7,165	6,291
Income before income taxes	4,745	5,184	5,428	4,986	5,724
Income tax expense	1,228	1,334	1,374	2,855	2,120
NET INCOME	$3,517	$3,850	$4,054	$2,131	$3,604

Other Data:
Return on average assets	0.94%	1.04%	1.15%	0.62%	1.11%
Return on average shareholders' equity	9.51%	10.63%	11.62%	6.05%	10.36%
Return on average common shareholders' equity (1)	9.75%	10.96%	12.04%	6.12%	10.72%
Efficiency ratio (1)	54.62%	55.18%	55.12%	52.11%	51.83%
Tangible common equity to tangible assets (1)	8.90%	8.75%	8.87%	9.13%	9.29%

Per Common Share Data:
Basic	$0.51	$0.56	$0.59	$0.31	$0.53
Diluted	$0.50	$0.55	$0.58	$0.30	$0.52
Dividends declared	$0.07	$0.07	$0.07	$0.06	$0.06

  (1)   This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

	For the Three Months Ended
Non-GAAP Financial Measures:	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	9.51%	10.63%	11.62%	6.05%	10.36%
Effect of excluding average preferred shareholders' equity	0.24%	0.33%	0.42%	0.07%	0.36%
Return on average common shareholders' equity	9.75%	10.96%	12.04%	6.12%	10.72%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$7,023	$6,937	$6,785	$7,165	$6,291
Less: net gain (loss) on sales and write- downs of OREO	(53)	45	-	(830)	(47)
Adjusted non-interest expense (non-GAAP)	$6,970	$6,982	$6,785	$6,335	$6,244

Net interest income	$10,604	$10,338	$10,270	$10,169	$9,961
Non-interest income	2,157	2,316	2,040	1,994	2,087
Less: net gain on sales of securities	-	-	-	(6)	-
Operating revenue	$12,761	$12,654	$12,310	$12,157	$12,048
Efficiency ratio	54.62%	55.18%	55.12%	52.11%	51.83%

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands, except share and per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$139,987	$138,082	$134,814	$132,986	$131,729
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	603	701	806	919	1,038
Tangible common equity (non-GAAP)	$134,346	$132,343	$128,970	$127,029	$125,653
Common shares outstanding	6,694,230	6,693,447	6,684,923	6,673,381	6,657,601
Tangible book value per share	$20.07	$19.77	$19.29	$19.04	$18.87

Total assets	$1,514,968	$1,518,877	$1,460,257	$1,397,045	$1,359,325
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	603	701	806	919	1,038
Tangible assets (non-GAAP)	$1,509,327	$1,513,138	$1,454,413	$1,391,088	$1,353,249
Tangible common equity to tangible assets	8.90%	8.75%	8.87%	9.13%	9.29%

	For the Three Months Ended
	September 30, 2018			September 30, 2017
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$189,448	$1,289	2.72%	$111,306	$543	1.95%
Loans (2)	1,204,122	15,113	5.02%	1,104,259	13,070	4.73%
Interest bearing deposits due from other banks	62,560	249	1.59%	41,187	102	0.99%
Total interest-earning assets	$1,456,130	$16,651	4.57%	$1,256,752	$13,715	4.37%

Allowance for loan losses	(15,445)			(13,517)
Other assets	58,921			59,186
Total assets	$1,499,606			$1,302,421

Liabilities
Savings, NOW, money market, interest checking	$276,468	907	1.31%	$224,819	387	0.69%
Time deposits	830,168	4,073	1.96%	679,324	2,721	1.60%
Total interest-bearing deposits	$1,106,636	$4,980	1.80%	$904,143	$3,108	1.38%
Other borrowings	839	10	4.61%	1,384	20	5.82%
FHLB advances	92,443	401	1.74%	136,561	491	1.44%
Junior subordinated debentures	44,659	656	5.88%	15,506	135	3.48%
Total interest-bearing liabilities	$1,244,577	$6,047	1.94%	$1,057,594	$3,754	1.42%

Non-interest-bearing deposits	97,947			96,717
Other liabilities	9,136			8,995
Total liabilities	$1,351,660			$1,163,306

Shareholders' equity	147,946			139,115
Total liabilities and equity	$1,499,606			$1,302,421

Net interest income		$10,604			$9,961
Interest rate spread (3)			2.63%			2.95%
Net interest margin (4)			2.89%			3.17%
Ratio of interest-earning assets to interest- bearing liabilities	1.17			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$161,869	$3,074	2.53%	$114,528	$1,608	1.87%
Loans (2)	1,188,541	43,170	4.84%	1,070,840	36,952	4.60%
Interest bearing deposits due from other banks	77,190	863	1.49%	40,800	243	0.80%
Total interest-earning assets	$1,427,600	$47,107	4.40%	$1,226,168	$38,803	4.22%

Allowance for loan losses	(14,712)			(13,575)
Other assets	55,963			54,906
Total assets	$1,468,851			$1,267,499

Liabilities
Savings, NOW, money market, interest checking	$279,820	2,355	1.12%	$239,365	1,113	0.62%
Time deposits	797,459	11,021	1.84%	644,472	7,238	1.50%
Total interest-bearing deposits	$1,077,279	$13,376	1.66%	$883,837	$8,351	1.26%
Other borrowings	1,094	40	4.86%	1,618	71	5.84%
FHLB advances	110,009	1,342	1.63%	128,093	1,285	1.34%
Junior subordinated debentures	28,682	1,137	5.29%	15,482	380	3.27%
Total interest-bearing liabilities	$1,217,064	$15,895	1.74%	$1,029,030	$10,087	1.30%

Non-interest-bearing deposits	98,393			93,323
Other liabilities	8,415			8,665
Total liabilities	$1,323,872			$1,131,018

Shareholders' equity	144,979			136,481
Total liabilities and equity	$1,468,851			$1,267,499

Net interest income		$31,212			$28,716
Interest rate spread (3)			2.66%			2.92%
Net interest margin (4)			2.92%			3.12%
Ratio of interest-earning assets to interest- bearing liabilities	1.17			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.